Exhibit 12










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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       METROPOLITAN LIFE INSURANCE COMPANY

                               CC MERGER SUB INC.

                                       and

                               CONNING CORPORATION

                                   dated as of

                                  March 9, 2000


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                                TABLE OF CONTENTS


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                                    ARTICLE I
                                    THE OFFER

Section 1.1    The Offer...................................................2
Section 1.2    Company Actions.............................................3
Section 1.3    Actions by Parent and Purchaser.............................4

                                   ARTICLE II
                                   THE MERGER

Section 2.1    The Merger..................................................5
Section 2.2    Effective Time..............................................5
Section 2.3    Effects of the Merger.......................................6
Section 2.4    Articles of Incorporation and By-Laws of the Surviving
                  Corporation..............................................6
Section 2.5    Directors...................................................6
Section 2.6    Officers....................................................6
Section 2.7    Conversion of Common Shares.................................6
Section 2.8    Conversion of Purchaser Common Stock........................7
Section 2.9    Options; Stock Plans........................................7
Section 2.10   Stockholders' Meeting.......................................7
Section 2.11   Merger without Meeting of Stockholders......................8

                                 ARTICLE III
                 DISSENTING SHARES; PAYMENT FOR COMMON SHARES

Section 3.1    Dissenting Shares...........................................9
Section 3.2    Payment for Common Shares...................................9

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1    Organization and Qualification; Subsidiaries................11
Section 4.2    Capitalization of the Company and its Subsidiaries..........12
Section 4.3    Authority Relative to This Agreement; Consents and
                   Approvals...............................................12
Section 4.4    SEC Reports; Financial Statements...........................13
Section 4.5    Proxy Statement; Offer Documents............................14
Section 4.6    Consents and Approvals; No Violations.......................14
Section 4.7    No Default..................................................15
Section 4.8    No Undisclosed Liabilities..................................15
Section 4.9    Litigation..................................................15
Section 4.10   Permits.....................................................15
Section 4.11   Employee Benefit Matters....................................16
Section 4.12   Brokers.....................................................17


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Section 4.13   Absence of Certain Changes..................................17
Section 4.14   Taxes.......................................................17
Section 4.15   Intellectual Property.......................................18
Section 4.16   Opinion of Financial Advisor................................19
Section 4.17   Material Contracts..........................................19
Section 4.18   Insurance...................................................19
Section 4.19   Affiliated Transactions.....................................19
Section 4.20   Investment Contracts, Funds and Clients.....................20
Section 4.21   Company Broker/Dealers......................................20
Section 4.22   Takeover Statutes; Charter..................................21

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

Section 5.1    Organization and Qualification Subsidiaries.................21
Section 5.2    Authority Relative to This Agreement........................21
Section 5.3    Consents and Approvals; No Violations.......................22
Section 5.4    Proxy Statement; Schedule 14D-9.............................22
Section 5.5    Financing...................................................23
Section 5.6    Ownership of Company Capital Stock..........................23
Section 5.7    Conduct of Business of Purchaser............................23

                                   ARTICLE VI
                                    COVENANTS

Section 6.1    Conduct of Business of the Company..........................23
Section 6.2    Acquisition Proposals.......................................26
Section 6.3    Access to Information.......................................26
Section 6.4    Additional Agreements; Reasonable Efforts...................26
Section 6.5    Consents....................................................27
Section 6.6    Public Announcements........................................27
Section 6.7    Indemnification.............................................27
Section 6.8    Employee Benefit Arrangements...............................28
Section 6.9    Notification of Certain Matters.............................30
Section 6.10   State Takeover Laws.........................................30
Section 6.11   Stockholder Litigation......................................30
Section 6.12   Further Action..............................................30

                                   ARTICLE VII
                   CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1    Conditions to Each Party's Obligation to Effect the Merger..30
Section 7.2    Conditions to Obligations of Parent and Purchaser...........31
Section 7.3    Conditions to Obligations of the Company....................31
Section 7.4    Frustration of Closing Conditions...........................32




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                                  ARTICLE VIII
                         TERMINATION; AMENDMENTS; WAIVER

Section 8.1    Termination.................................................32
Section 8.2    Effect of Termination.......................................34
Section 8.3    Amendment...................................................34
Section 8.4    Waiver......................................................34

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1    Nonsurvival of Representations and Warranties...............34
Section 9.2    Entire Agreement; Assignment................................34
Section 9.3    Validity....................................................34
Section 9.4    Notices.....................................................35
Section 9.4    Governing Law...............................................36
Section 9.6    Descriptive Headings........................................36
Section 9.7    Parties in Interest.........................................36
Section 9.8    Counterparts................................................36
Section 9.9    Fees and Expenses...........................................36
Section 9.10   Specific Performance........................................36
Section 9.11   Interpretation; Absence of Presumption......................36

                         ANNEX I Conditions to the Offer









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                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 9, 2000, by and among Metropolitan Life Insurance Company ("Parent"), a New York life insurance company, CC Merger Sub Inc., a Missouri corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and Conning Corporation, a Missouri corporation (the "Company").

            WHEREAS, Parent beneficially owns 8,304,995 shares of the common stock, par value $0.01 par share, of the Company (the "Common Shares");

            WHEREAS, it is proposed that Purchaser acquire all of the issued and outstanding Common Shares not beneficially owned by Parent or Purchaser (references to the Parent shall, where the context so requires, be deemed to refer to Purchaser as well);

            WHEREAS, it is proposed that Purchaser will make a cash tender offer (the "Offer") in compliance with Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder to acquire all the issued and outstanding shares of Common Stock for $12.50 per share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, upon the terms and subject to the conditions of this Agreement and Annex I hereto; and that the Offer will be followed by the merger (the "Merger") of Purchaser with and into the Company, with the Company being the surviving corporation, in accordance with the Missouri General and Business Corporation Law ("MGBCL"), pursuant to which each issued and outstanding Common Share not beneficially owned by Parent will be converted into the right to receive the Offer Price upon the terms and subject to the conditions provided herein and in Annex I hereto;

            WHEREAS, a special committee (the "Special Committee") of the Board of Directors of the Company (the "Company Board") has received the written opinion of Salomon Smith Barney Inc. (the "Financial Advisor") to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Offer Price to be received by the holders of the Common Shares (other than Parent and its affiliates) pursuant to the Offer and the Merger is fair to such holders from a financial point of view;

            WHEREAS, the Special Committee has determined that this Agreement, and the Offer and the other transactions contemplated hereby, taken as a whole, are in the best interests of the Company and its stockholders, and has voted to recommend to the Company Board that the Company Board approve this Agreement, and the Offer and the other transactions contemplated hereby;

            WHEREAS, the Company Board has determined that this Agreement, the Offer and the other transactions contemplated hereby, taken as a whole, are in the best interests of the Company and its stockholders and has voted to approve this Agreement, and the Offer and the other transactions contemplated hereby; and


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            WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Parent, Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

            Section 1.1.   The Offer.

            (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and none of the conditions set forth in Annex I hereto (the "Tender Offer Conditions") shall exist after the date hereof and prior to the commencement of the Offer, as promptly as practicable, but not later than March 20, 2000, Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase all outstanding Common Shares at the Offer Price and shall take the actions set forth in Section 1.3 below and shall take all other actions as required by any order, writ, injunction, judgment, arbitration award, agency requirement, decree, law, statute, ordinance, rule or regulation (each a "Law"). The obligation of Purchaser to accept for payment or pay for any Common Shares tendered pursuant thereto will be subject only to the satisfaction of the Tender Offer Conditions.

            (b) Without the prior written consent of the Special Committee and the Company Board, Purchaser shall not (i) impose conditions to the Offer in addition to the Tender Offer Conditions, (ii) modify or amend the Tender Offer Conditions or any other term of the Offer in a manner adverse to the holders of Common Shares, (iii) reduce the number of Common Shares subject to the Offer,
(iv) reduce the Offer Price, (v) except as provided in the following sentence, extend the Offer if all of the Tender Offer Conditions are satisfied or waived, or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Purchaser may, in accordance with applicable Law, and without the consent of the Special Committee, extend the Offer at any time, and from time to time, (i) if at the then-scheduled expiration date of the Offer, any of the conditions to Purchaser's obligation to accept for payment and pay for all Common Shares shall not have been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer; or (iii) if all Tender Offer Conditions are satisfied or waived but the number of Common Shares tendered, together with Common Shares already beneficially owned by Parent, is at least equal to 66 2/3%, but less than 90%, of the then-outstanding number of Common Shares, for an aggregate period of not more than 20 business days (for all such extensions) beyond the latest expiration date that would be permitted under clause (i) or
(ii) of this sentence (such aggregate period, the "Subsequent Offering Period"). So long as this Agreement is in effect, the Offer has been commenced and the Tender Offer Conditions have not been satisfied or waived, Purchaser shall, and Parent shall cause Purchaser to, cause the Offer not to expire, subject, however, to Purchaser's and Parent's




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rights of termination under this Agreement. Parent and Purchaser shall comply with the obligations respecting prompt payment and announcement under the Exchange Act. There shall be no withdrawal rights during the Subsequent Offering Period.

            (c) Parent and Purchaser represent that the Offer Documents (as defined in Section 1.3(a)) will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities Laws.

            Section 1.2.   Company Actions.


            (a) The Company shall file with the SEC and mail to the holders of Common Shares, on or as promptly as practical after the date of the filing by Parent and Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendations of the Company Board and the Special Committee that holders of Common Shares tender their Common Shares pursuant to the Offer, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents that the Company Board and the Special Committee, at meetings duly called and held, have (i) determined by unanimous vote of its directors, other than directors who abstained, that the Offer and the Merger are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved the Offer and this Agreement and the transactions contemplated hereby in accordance with the MGBCL, (iii) resolved to recommend acceptance of the Offer and approval of this Agreement by the Company's stockholders, and (iv) taken all action in their control necessary to render Sections 351.407, 351.459 and 409.500 to 409.566 of the MGBCL inapplicable to the Offer and the Merger; provided, however, that such recommendations and approvals may be withdrawn, modified or amended to the extent that the Company Board or the Special Committee determines in good faith and on a reasonable basis, after consultation with outside counsel, that such action is required in the exercise of the Company Board's fiduciary duties or the Special Committee's fiduciary duties, respectively, under applicable Law. The Company further represents that, prior to the execution hereof, the Financial Advisor has delivered to the Special Committee the Fairness Opinion (as defined below), to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Offer Price to be received by the holders of Common Shares (other than Parent or any of its affiliates, including Conning and its wholly owned Subsidiaries (as defined in Section 4.1)) pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company further represents and warrants that it has been




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authorized by the Financial Advisor to reproduce the Fairness Opinion in full, and may also include references to the Opinion and to the Financial Advisor and its relationship with the Special Committee and the Company (in each case in form and substance as the Financial Advisor shall reasonably approve), in any statement on Schedule 14D-9 or proxy statement relating to the transactions contemplated hereby that the Company is required to file or distribute to its shareholders under the Securities Exchange Act of 1934 or other applicable Law. The Company further represents that it will file such other documentation and take such other actions as required by Law to effect the purposes of this Agreement. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board and the Special Committee described in this Section 1.2(a).

            (b) The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities Laws, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities Law.

            (c) In connection with the Offer, the Company will promptly, or shall cause its transfer agent to promptly, furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing containing the names and addresses of the record holders of Common Shares as of the most recent practicable date and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders. Subject to the requirements of applicable Law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Purchaser and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

            Section 1.3. Actions by Parent and Purchaser. Provided that this Agreement shall not have been terminated in accordance with Article VIII and none of the Tender Offer Conditions exists after the date hereof and prior to the commencement of the Offer, as promptly as practicable, but no later than March 20, 2000:

            (a) Parent and Purchaser shall file with the SEC a Tender Offer Statement and a Rule 13e-3 Transaction Statement on Schedule TO, including all exhibits thereto (together with




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all amendments and supplements thereto, the "Schedule TO") with respect to the
Offer, the Merger and the other transactions contemplated hereby. The Schedule TO shall contain or incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related documents (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements or amendments thereto, collectively, the "Offer Documents"). The Offer Documents shall comply in all material respects with the requirements of the Exchange Act. On the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and Purchaser agrees to correct promptly, and the Company agrees to notify Parent promptly as to, any information provided by it for use in the Offer Documents, if and to the extent such information shall have become false or misleading in any material respect, and each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to all of the holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser agree to provide the Company and the Special Committee and their respective counsel in writing any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments. Parent and Purchaser shall use their respective reasonable best efforts to respond to such comments promptly and shall provide the Company copies of any written responses and telephonic notification of any verbal responses by Parent, Purchaser or their counsel.

            (b) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.


                                   ARTICLE II

                                   THE MERGER

            Section 2.1. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the MGBCL, at the Effective Time (as defined below) Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Parent may, upon notice to the Company, modify the structure of the Merger if Parent determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structure modification; provided that no such amendment shall reduce the Offer Price, change the form of consideration payable in the Offer, or otherwise adversely affect the Company or its shareholders or delay or hinder the transactions contemplated hereby.

            Section 2.2. Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the Company and Purchaser shall cause articles




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of merger to be executed, verified and filed with, and deliver to, in the manner required by the MGBCL, the Secretary of State of the State of Missouri, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time at which the Merger becomes effective in accordance with applicable Law is referred to as the "Effective Time." Prior to the filing referred to in this Section 2.2, the closing will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

            Section 2.3. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the MGBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

            Section 2.4. Articles of Incorporation and By-Laws of the Surviving Corporation.

            (a) The articles of incorporation of Purchaser as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, except that Article I of the articles of incorporation of the Surviving Corporation shall read until thereafter amended:
"The name of the corporation (which is hereinafter referred to as the "Corporation") is 'Conning Corporation.'"

            (b) Subject to the provisions of Section 6.7, the by-laws of Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with the provisions thereof, the articles of incorporation and applicable Law.

            Section 2.5. Directors. Subject to applicable Law, the directors of the Company immediately prior to the Effective Time and three directors to be determined by Parent in its sole discretion shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

            Section 2.6. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

            Section 2.7. Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time, including any shares of restricted stock issued pursuant to the Stock Plans (as defined below) (other than (i) any Common Shares held by Parent, Purchaser, any direct or indirect wholly owned Subsidiary of Parent or Purchaser




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(the "Parent Shares"), in the treasury of the Company or by any wholly owned
Subsidiary of the Company, which Common Shares shall remain outstanding or in the treasury of the Company, as the case may be, and (ii) Dissenting Shares (as defined herein)), shall by virtue of the Merger be cancelled and retired and shall be converted into the right to receive pursuant to Section 3.2 the Offer Price, payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share or any replacement certificates representing such Common Shares as may be obtained from the transfer agent of the Company.

            Section 2.8. Conversion of Purchaser Common Stock. Purchaser has outstanding 100 shares of common stock, par value $0.01 per share, all of which shares are entitled to vote with respect to approval and adoption of this Agreement. At the Effective Time, each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become [54,483.64] validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

            Section 2.9.   Options; Stock Plans.

            (a) Prior to the consummation of the Offer, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options, all of which are listed in Section 2.9 of the Company Disclosure Schedule (as defined below) (the "Stock Options"), heretofore granted under any stock option or similar plan or agreement of the Company (such stock option or similar plans or agreements being collectively referred to herein as the "Stock Plans"). Such cancellation shall occur without any payment therefor except as provided in Section 6.8 with respect to the substitution therefor of Replacement Awards (as defined below).

            (b) The Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each of the Stock Plans shall be terminated, and (ii) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted.

            Section 2.10.   Stockholders' Meeting.

            (a) If required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law, and provided that this Agreement shall not have been terminated:

         (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") to be held as soon as practicable following the acceptance for purchase of and payment for Common Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

        (ii) together with Parent, prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use reasonable best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined herein) and, after consultation with each other, to respond as soon as practicable to any comments made by




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the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement"), which the parties agree shall comply as to form in all material respects with all applicable Law, to be mailed to its stockholders at the earliest practicable date following expiration or termination of the Offer, and (B) subject to the fiduciary duties of the Company Board and the Special Committee under applicable Law, to obtain the necessary approvals of the Merger and this Agreement by the Company stockholders; and

       (iii) subject to the fiduciary duties of the Company Board and the Special Committee under applicable Law, include in the Proxy Statement (x) the recommendations of the Company Board and the Special Committee that stockholders of the Company vote in favor of the approval of the Merger and of this Agreement (except as set forth in the proviso to Section 1.2(a)) and (y) the Fairness Opinion in accordance with the provisions of Section 1.2(a).

            (b) Parent agrees that it will vote, or cause to be voted, all Common Shares then owned by it, Purchaser or any of Parent's other Subsidiaries in favor of the approval of this Agreement.

            (c) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of each such occurrence and cooperate in the filing with the SEC and/or mailing to the Company stockholders of such amendment or supplement. Each of the parties agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any information pertaining to one of the parties or, to such party's knowledge, any of its affiliates or its officers or directors, contained in or omitted from the Proxy Statement makes statements contained therein materially false or misleading, such party shall promptly so advise the other parties and provide such other parties with the information necessary to make the statements contained therein not false or misleading. In the event of such advice being given pursuant to the preceding sentence, the Company and Parent shall cooperate to promptly file with the SEC (after reasonable opportunity to Parent and the Company to review and comment thereon) any required amendments or supplements to the Proxy Statement and, to the extent required by law, disseminate such amendments or supplements to the Company stockholders.

            Section 2.11. Merger without Meeting of Stockholders. Notwithstand-ing Section 2.10, in the event that Purchaser shall acquire pursuant to the Offer such number of Common Shares (the "Threshold Number of Common Shares") which, when aggregated with the number of Common Shares currently beneficially owned by Parent, represents 90% of the total number of outstanding Common Shares on and after giving effect to the date of purchase, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with and to the extent permitted by
Section 351.447 of the MGBCL.

                                   ARTICLE III

                  DISSENTING SHARES; PAYMENT FOR COMMON SHARES

            Section 3.1. Dissenting Shares. Notwithstanding Section 2.7 or 3.2, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has timely demanded and perfected the right, if any, for appraisal for such Common Shares in accordance with Sections 351.447 and 351.455 of the MGBCL ("Dissenting Shares") shall not be converted into the right to receive the Offer Price, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Offer Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate, any such demands.

            Section 3.2.   Payment for Common Shares.

            (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") in effecting the payment of the Offer Price in respect of certificates that, immediately prior to the Effective Time, represent Common Shares (the "Certificates") entitled to payment of the Offer Price pursuant to
Section 2.7. At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Offer Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.7.

            (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Offer Price in respect thereof. Upon the surrender of each such Certificate, together with a duly executed letter of transmittal and any other required documents, the Paying Agent shall, as soon as practicable, pay the holder of such Certificate an amount equal to the product of (x) the Offer Price multiplied by (y) the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or Purchaser, any wholly owned Subsidiary of Parent or Purchaser, in the treasury of the Company or by any wholly owned Subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Offer Price relating thereto. No interest or dividends shall be paid or accrued on the Offer Price. If the Offer Price (or any portion thereof) is to be delivered to any individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company, Governmental Entity (as defined in Section 4.6) or other legal entity (each, a "Person"), other than the Person in whose name the Certificate surrendered is registered, it shall be a condition to such right to receive such

Offer Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer, that the signatures on the Certificate shall be properly guaranteed, and that the Person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Offer Price to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Offer Price in respect of any Common Shares represented by such Certificate; however, Parent may require the owner of such lost, stolen or destroyed Certificate to execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to Parent, and the posting by such owner of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against Parent or the Paying Agent.

            (c) Promptly following the date which is 135 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor the aggregate Offer Price relating thereto, without any interest or dividends thereon, except as required under applicable Law. Notwithstanding the foregoing, none of Parent, Purchaser, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered immediately prior to such date on which any payment pursuant to this
Article III would otherwise escheat to or become the property of any Governmental Entity (as defined herein), the cash payment in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

            (d) Immediately prior to the Effective Time, the stock transfer books of the Company shall be closed, and, after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Offer Price relating thereto, as provided in this Article III.

            (e) From and after the Effective Time, the holders of Certificates evidencing ownership of Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Shares except as otherwise provided herein or by applicable Law. Such holders shall have no rights, after the Effective Time, with respect to such Common Shares except to surrender such Certificates in exchange for the Offer Price pursuant to this Agreement or to perfect any rights of appraisal as a holder of Dissenting Shares that such holders may have pursuant to Sections 351.447 and
351.455 of the MGBCL.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the schedule delivered to the Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Purchaser and Parent as follows:

            Section 4.1.   Organization and Qualification; Subsidiaries.

            (a) Each of the Company and its Subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered or made available to Purchaser accurate and complete copies of the articles of incorporation and by-laws and other organizational documents, as currently in effect, of the Company and each of its Subsidiaries. As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, excluding all investment funds (whether organized as partnerships, corporations, limited liability companies or any other type of entity) for which the Company or any entity, directly or indirectly, controlled by the Company acts as general partner, investment advisor or investment manager (collectively, "Conning Investment Funds"). The term "Company Material Adverse Effect" means any event, change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that is or would reasonably be expected to be materially adverse to (i) the business, results of operations, properties (including intangible properties), financial condition, assets, agreements or employee base of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations under this Agreement, except in the case of either clause (i) or clause (ii) any change or effect arising out of (x) a decline or deterioration in the economy in general or the asset management or capital markets in which the Company and its Subsidiaries operate, (y) this Agreement or the transactions contemplated hereby or the announcement thereof, or (z) any event caused primarily by any actions of Parent or its affiliates. Section 4.1(a) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries.

            (b) Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity, or (ii) market-able securities where the Company's equity interest in any entity exceeds 5% of the outstanding equity of such entity on the date hereof.

            Section 4.2.   Capitalization of the Company and its Subsidiaries.

            (a) The authorized capital stock of the Company consists of:
50,000,000 Common Shares and 20,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Shares"). As of March 3, 2000, 13,753,359 Common Shares were issued and outstanding and no Preferred Shares were outstanding. All Common Shares have been duly authorized, validly issued, and are fully paid, nonassessable and free of preemptive rights or other similar rights (except for vesting and transfer restrictions on restricted shares issued under the Stock Plans). The Company has no commitments to issue or deliver any Common Shares or Preferred Shares except that, as of the date hereof, a total of 2,185,713 Common Shares are reserved for issuance pursuant to outstanding Options under the Stock Plans. Since March 3, 2000, no shares of the Company's capital stock have been issued other than pursuant to Options already in existence on such date, and no Options have been granted. Section 4.2 of the Company Disclosure Schedule contains a correct and complete list of each outstanding Option, including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien (as defined below). Except as set forth above or in Section 4.2 of the Company Disclosure Schedule, there are no Common Shares or Preferred Shares authorized, reserved, issued or outstanding and there are no preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to the issued or unissued share capital or other ownership interest of the Company or any of its Subsidiaries or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or its Subsidiaries, and no securities evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security) any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect of such asset.

            (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

            Section 4.3. Authority Relative to This Agreement; Consents and Approvals.

            (a) The Company has all the necessary corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, subject only to the matters set forth in
Section 4.6 and to obtaining the necessary approval of this Agreement by the holders of at least two-thirds of the outstanding Common Shares entitled to vote on the matter (provided, however, that no vote of the Company stockholders shall be necessary if Parent shall acquire pursuant to the Offer, the Threshold Number of Common Shares). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of Parent and Purchaser, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally.

            (b) Each of the Special Committee and the Company Board have duly and validly approved this Agreement and the Special Committee has received the Fairness Opinion from the Financial Advisor.

            Section 4.4.   SEC Reports; Financial Statements.

            (a) Since December 11, 1997, except as set forth in Section 4.4(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder the "Securities Act") and the Exchange Act (any such documents filed prior to the date hereof being collectively, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and
(ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Company SEC Documents (the "Financial Statements"), (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto), and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

            (b) The Company has heretofore delivered or made available to Purchaser, in the form filed with the SEC (including any amendments thereto),
(i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1998, and (iii) all other reports (other than Quarterly Reports on Form 10-Q) or registration statements filed by the Company with the SEC since December 11, 1997.

            (c) The Company has heretofore delivered or made available to Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed by the Company with the SEC, to all agreements, documents or other instruments which previously had been so filed by the Company and are currently in effect.

            Section 4.5. Proxy Statement; Offer Documents. The Proxy Statement will comply in all material respects with the Securities Act and the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent for inclusion in the Proxy Statement. None of the information supplied by the Company in writing for inclusion in the Offer Documents or provided by the Company in the Schedule 14D-9 will, at the respective times that the Offer Documents and the Schedule 14D-9 are filed with the SEC and are first published or sent or given to holders of Common Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.6. Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, authority or other entity (a "Governmental Entity") is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (i) as set forth in Section 4.6 of the Company Disclosure Schedule, (ii) pursuant to the applicable requirements of the Securities Act, the Exchange Act and the Investment Advisors Act of 1940, as amended (the "Advisors Act"), (iii) the delivery of the articles of merger pursuant to the MGBCL, (iv) to comply with state securities or "blue-sky" Laws, or (v) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or by-laws (or similar governing documents) of the Company or of any its Subsidiaries, (B) except as set forth in Section
4.6 of the Company Disclosure Schedule, result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation, whether written or oral (each a "Contract"), to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) change the rights or obligations of any party under any Contract, or
(D) violate or infringe any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (B), (C) or (D) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.6 of the Company Disclosure Schedule sets forth a list, correct and complete in all material respects, of material Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B), (C) and (D) above).

            Section 4.7. No Default. None of the Company or any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or by-laws (or similar governing documents), (ii) any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or (iii) of this sentence for violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 4.8. No Undisclosed Liabilities. Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries has incurred any, or has knowledge of any facts or circumstances that could give rise to any, liabilities or obligations of any nature, whether or not accrued, contingent, fixed, matured or otherwise, and whether or not required to be disclosed, that have, or would reasonably be expected to have, a Company Material Adverse Effect.

            Section 4.9. Litigation. Except as set forth in Section 4.9 of the Company Disclosure Schedule, there is no civil, criminal or administrative suit, claim, hearing, inquiry, action, proceeding or investigation (each an "Action") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets, or which would make the Company or any of its Subsidiaries a party in such Action, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 4.10. Permits. Except as set forth in Section 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and other authorizations, consents and approvals of all Governmental Entities necessary for the conduct of their respective businesses as presently conducted (the "Company Permits"), except for failures to hold such Company Permits which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any Law except for violations which individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, except where such investigation or review would not reasonably be expected to have a Material Adverse Effect.

            Section 4.11.   Employee Benefit Matters.

            (a) For purposes of this Agreement, "Company Employee Benefit Plans" means all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation arrangements, including, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, in each case that are maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company or any of its Subsidiaries.

            (b) Except as set forth in Section 4.11 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, (i) the execution of, and performance of the transactions contemplated in this Agreement will not, either alone or upon the occurrence of subsequent events, result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or Company Employee Benefit Plan, and (ii) there are no material employment or severance agreements or material severance policies applicable to the Company or any of its Subsidiaries.

            (c) The Company Employee Benefit Plans have been maintained in all material respects in accordance with their terms and with all provisions of ERISA and the Internal Revenue Code of 1986, as amended (including rules and regulations thereunder) (the "Code") and all other applicable federal and state laws and regulations, except for failures to so maintain which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (d) Except for matters which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to any of their businesses, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. The Company is in compliance with all Laws regarding employment, employment practices, terms and conditions of employment and wages, except for such noncompliance which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (e) Each material Company Employee Benefit Plan is listed in
Section 4.11 of the Company Disclosure Schedule and has been made available to Parent.

            (f) Except as set forth in Section 4.11 of the Company Disclosure Schedule, each material Company Benefit Plan is set forth in a written plan document.

            Section 4.12. Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Purchaser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. Except as set forth in Section 4.12 of the Company Disclosure Schedule no material financial advisory, legal, accounting, consulting or other fees and expenses are payable by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement.

            Section 4.13. Absence of Certain Changes. Except as set forth in
Section 4.13 of the Company Disclosure Schedule, since September 30, 1999, the Company and each of its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary course of business and consistent with past practice, and (i) there has not been any change, development or combination of changes or developments that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) there has not been any damage, destruction, theft or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, except for such damage, destruction, theft or other casualty loss which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) the Company has not taken any of the actions set forth in paragraphs (a) through (p) of Section 6.1.

            Section 4.14.   Taxes.

            (a) Except as set forth in Section 4.14 of the Company Disclosure Schedule each of the Company and its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed all Tax Returns required by applicable Law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

            (b) Each of the Company and its Subsidiaries have paid (or have had paid on their behalf), or, where payment is not yet due, have established an adequate accrual on the books and records of the Company and its Subsidiaries for the payment of, all Taxes due with respect to any period (or portion thereof) ending on or prior to the Effective Time.

            (c) To the Company's knowledge, except as set forth in Section 4.14(c) of the Company Disclosure Schedule, no audit by a Tax authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by a Tax authority in any audit of the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a proposed deficiency for any period not so audited. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no Liens for Taxes upon the assets of the Company or its Subsidiaries, except Liens for current Taxes not yet due for which adequate reserves have been established in accordance with GAAP. The federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such returns have been ex-amined by and settled with the IRS for all years through 1994. The Company has made available to Parent true and complete copies of all federal, and all material state, local and foreign, income Tax Returns filed by the Company or any of its Subsidiaries for any of the taxable periods that remains open, as of the date hereof, for examination or assessment of Tax.

            (d) Neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of any Taxes or have executed powers of attorney with respect to any Tax matters, which will be outstanding as of the Effective Time.

            (e) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Tax sharing, Tax indemnity, cost sharing, or similar agreement or policy relating to Taxes.

            (f) None of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code.

            (g) Neither the Company nor any Subsidiary has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law) as a transferee or successor, by contract or otherwise.

            (h) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, property, sales, use, transfer, license, payroll, withholding, export, import, customs, capital stock and franchise taxes or duties, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a Tax authority in connection with Taxes.

            Section 4.15.   Intellectual Property.

            (a) Except as disclosed in Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: To the Company's knowledge, there do not exist any grounds for any bona fide claims (A) to the effect that the use of any product as now used by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (B) against the use by the Company or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted; (C) challenging the ownership, validity or effectiveness of any of the material Company Intellectual Property Rights or other trade secret material to the Company; or
(D) challenging the license or legally enforceable right to use of the material Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

            (b) As used in this Agreement, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secret, computer software programs or applications, and tangible or intangible proprietary information or materials; (y) "Third-Party Intellectual Property Rights" means any third-party patents, trademarks, trade names, service marks and copyrights; and (z) "Company Intellectual Property Rights" means the patents, registered and material unregistered trademarks, trade names and service marks, registered copyrights, and any applications therefor owned by or licensed to the Company or any of its Subsidiaries.

            Section 4.16. Opinion of Financial Advisor. The Financial Advisor has delivered its written opinion (the "Fairness Opinion") to the Special Committee to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Offer Price to be received in the transactions contemplated hereby by the holders of Common Shares (other than Parent and its affiliates, including the Company and its wholly owned Subsidiaries) is fair from a financial point of view to such holders, and such opinion has not been withdrawn or modified prior to consummation of the Offer or prior to the Effective Time, a copy of which opinion has been delivered to Purchaser.

            Section 4.17. Material Contracts. Except as disclosed in
Section 4.17 of the Company Disclosure Schedule, all of the Contracts of the Company and its Subsidiaries that are required to be described in the Company SEC Documents or to be filed as exhibits thereto are described in the Company SEC Documents or filed as exhibits thereto, respectively, and are in full force and effect and, upon consummation of the Offer and the Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence, except where such failure to continue in full force and effect would not reasonably be expected to have a Material Adverse Effect. Promptly following the date of this Agreement, true and complete copies of all such Contracts will be delivered or made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such Contract except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            Section 4.18. Insurance. Section 4.18 of the Company Disclosure Schedule lists the Company's and its Subsidiaries' material insurance policies or bonds in effect prior to January 6, 2000 (the "Prior Insurance Policies"). There is no material claim pending under any of the Company's or any of its Subsidiary's Prior Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Prior Insurance Policies. All premiums due and payable under all such Prior Insurance Policies have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such Prior Insurance Policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such Prior Insurance Policies.

            Section 4.19. Affiliated Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or affiliates (nor any individual related by blood, marriage or adoption to any such individual) is a party to any agreement, contract, commitment, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective assets or has engaged in any transaction with any of the foregoing within the last 12 months, except (x) for such agreements, contracts, commitments, transactions or understandings with or binding upon Parent or any of its Subsidiaries, and (y) as set forth on Section 4.11 and Section 4.19 of the Company Disclosure Schedule and except for customary payments to employees, officers or directors in the ordinary course of business con-sistent with past practice for services rendered in their capacity as employees, officers or directors.

            Section 4.20.   Investment Contracts, Funds and Clients.

            (a) None of the Company's Subsidiaries provides investment manage-ment, investment advisory, sub advisory, administration, distribution or certain other services to any Person which is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act") and which has been sponsored by the Company or one of its Subsidiaries.

            (b) Each of the Company's domestic Subsidiaries (each an "Advisory Entity" and, collectively "Advisory Entities"), a complete list of which has previously been made available by the Company to the Parent, that provides investment management, investment advisory or sub-advisory services to any Person (each an "Advisory Client") is duly registered with the SEC or an appropriate state regulatory authority as an investment adviser and is in compliance with all applicable provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), except for such non-compliance or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not an Advisory Entity.

            (c) Each Advisory Entity has operated and is currently operating in compliance with all Laws applicable to it or its business except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each Advisory Entity has been and is in compliance with each Investment Contract to which it is a party, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

            (d) Except as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverser Effect, the accounts of each Advisory Client subject to ERISA have been managed by the applicable Company Subsidiary in compliance in all material respects with the applicable requirements of ERISA.

            Section 4.21.   Company Broker/Dealers.

            (a) Certain of the Company's Subsidiaries operate broker/dealer operations (collectively, the "Company Broker/Dealers"). Each Company Broker/Dealer that is required to be registered as a broker-dealer with the SEC or under applicable state Laws, is so registered and is registered with each other Governmental Entity with which it is required to register in order to conduct its business as now conducted, and is and has been since January 1, 1997 in full compliance with all applicable Laws thereunder, except for any failures to register or comply which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each Company Broker/Dealer is a member organization in good standing of the NASD and such other organizations in which its membership is required in order to conduct its business as now conducted except such failures to be in good standing or such memberships the failure to have or maintain which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

         (i) Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, (x) no Company Broker/Dealer is, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15,
Section 15B or Section 15C of the Exchange Act and, (y) to the Company's knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

        (ii) Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, since its inception, each Company Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act and of the Laws of any jurisdiction in which such company conducts business.

            Section 4.22. Takeover Statutes; Charter. The Company has taken, all necessary action within its control to exempt the Merger, the Offer and the other transactions contemplated by this Agreement from any restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other anti-takeover statute or regulation (each a "Takeover Statute") or any restrictive provision of any applicable anti-takeover provision in the Company's charter and by-laws.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

            Parent and Purchaser represent and warrant to the Company as follows:

            Section 5.1. Organization and Qualification; Subsidiaries. Parent is a life insurance company duly organized, validly existing and in good standing under the Laws of the State of New York, and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri, and each of Parent and Purchaser has all requisite power and authority to own, lease and operate its properties and assets, and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have in the aggregate a Purchaser Material Adverse Effect (as defined below) on Purchaser or Parent. When used in connection with Purchaser or Parent, the term "Purchaser Material Adverse Effect" means any change or effect that is materially adverse to the ability of each of Purchaser or Parent to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

            Section 5.2. Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. This Agreement constitutes a valid, legal and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except as may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally.

            Section 5.3. Consents and Approvals; No Violations. (a) No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Parent or Purchaser for the execution, delivery and performance by the Parent and Purchaser of this Agreement or the consummation by the Parent and Purchaser of the transactions contemplated hereby, except (i) pursuant to the applicable requirements of the Securities Act and the Exchange Act, (ii) the delivery of the articles of merger pursuant to the MGBCL, (iii) to comply with state securities or "blue-sky" Laws, (iv) required to be made with the NASD and other applicable self-regulatory organizations, or (v) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by each of Parent and Purchaser nor the consummation by each of Parent and Purchaser of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or by-laws (or similar governing documents) of Parent, Purchaser or any of their respective Subsidiaries, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent, Purchaser or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (C) violate any Law applicable to Parent, Purchaser or any of their respective Subsidiaries or any of their respective properties or assets, except in the case of clauses (B) or
(C) for breaches, violations, infringements or defaults which would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

            (b) Upon consummation of the transactions contemplated hereby, each of Parent and the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, (iii) will not have incurred debts beyond its ability to pay all of its debts as they mature, and (iv) will not have its capital impaired.

            Section 5.4. Proxy Statement; Schedule 14D-9. None of the informa-tion supplied or to be supplied by Parent or Purchaser in writing for inclusion in the Proxy Statement, if any, the Schedule 14D-9 or other filings with the SEC required to effectuate the transactions contemplated by this Agreement will, at the respective times that the Proxy Statement, if any, the Schedule 14D-9 or such other filings are filed with the SEC and are first published or sent or given to holders of Common Shares, and in the case of the Proxy Statement, if any, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All information to be supplied by Parent and Purchaser to the Company will be supplied promptly and without delay.

            Section 5.5. Financing. Parent has available, and will provide Purchaser with all funds necessary to consummate the Merger and the transactions contemplated by this Agreement. In no event shall the receipt or availability of any funds or financing by Parent or any affiliate or any other financing or other transactions be a condition to any of Parent's obligations hereunder or to the consummation of the Merger.

            Section 5.6. Ownership of Company Capital Stock. Except for the Parent's Common Shares and except as listed on Section 5.6 of the Parent Disclosure Schedule, neither Parent nor, to its knowledge, any of its subsidiaries or affiliates (other than the Company), (i) beneficially owns directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company.

            Section 5.7. Conduct of Business of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1. Conduct of Business of the Company. Except (i) as set forth in Section 6.1 of the Disclosure Schedule, (ii) as expressly contemplated by this Agreement, (iii) as agreed in writing by Purchaser, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its and their respective operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its current business organization of the Company and each of its Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve its business relationships including customers.

            Without limiting the generality of the foregoing, and except as expressly provided otherwise in this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule, after the date hereof and prior to the earlier of the (i) Effective time or (ii) termination of this Agreement, the Company will not and will cause its subsidiaries not to, without the prior written consent of Parent (and Parent shall, in the event any such consent is requested by the Company, respond within seven days):

            (a) amend or propose to amend its articles of incorporation or by-laws or other organizational documents;

            (b) (i) issue, reissue or sell, or authorize the issuance, re-issuance or sale of (A) additional shares of capital stock of any class, or securities convertible into or exercisable or exchangeable for any capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the ex-ercise or conversion of Options outstanding on the date hereof, or (B) any other securities in respect of, in lieu of, or in substitution for, Common Shares or any other capital stock of any class outstanding on the date hereof; (ii) make any other changes in its capital structure;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than regular quarterly dividends consistent in timing with past practice and not to exceed $0.05 per share per quarter), or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

            (d) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice ; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice , and except for obligations of wholly owned Subsidiaries of the Company to the Company or to other wholly owned Subsidiaries of the Company; (iii) except for a capital commitment of $20 million to Conning Capital Partners VI L.P. and capital contributions to other Conning Investment Funds that have been committed as of the date hereof or are made in the ordinary course of business as set forth in
Section 6.1 of the Company Disclosure Schedule (in amounts not to exceed the amounts so scheduled), make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any such Person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or
(v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

            (e) adopt a plan providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries, or any resolutions relating to any of the foregoing;

            (f) increase in any manner the compensation or fringe benefits payable or to become payable to any director, officer or, employee, except, in the case of employees, only for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its Subsidiaries, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries or establish, adopt, enter into, amend, or waive any performance or vesting criteria under any plan for the benefit or welfare of any current or former directors, officers or employees of the Company or its Subsidiaries or their beneficiaries or dependents (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, to the extent required by applicable Law;

            (g) acquire, sell, transfer, lease, encumber or dispose of (i) any assets outside the ordinary course of business consistent with past practice or
(ii) any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;

            (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles, practices or methods used by the Company or any of its Subsidiaries;

            (i) revalue in any material respect any of the Company's or any of its Subsidiaries' assets, including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

            (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole; (iii) authorize any new capital expenditure(s) which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000; or (iv) enter into or amend any Contract providing for the taking of any action that would be prohibited hereunder;

            (k) make any Tax election (unless required by Law), settle or compromise any Tax liability of the Company or any of its Subsidiaries or any pending or threatened suit, action or claim relating to any potential or actual Tax liability of the Company or any of its Subsidiaries, change any method of accounting for Tax purposes or file (other than in a manner consistent with past practice or as required by Law) any Tax Return;

            (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

            (m) enter into any obligation to indemnify any officer or director of the Company or any Subsidiary not otherwise provided under a current charter, by-law or other similar governing instrument or indemnity agreement in existence on January 6, 2000;

            (n) settle or compromise any pending or threatened suit, action or claim (i) relating to the transactions contemplated hereby, or (ii) any other pending or threatened material suit, action or claim other than in the ordinary course of business;

            (o) enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K or 10-Q under the Exchange Act; and

            (p) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(o).

            Section 6.2. Acquisition Proposals. From and after the execution of this Agreement, the Company shall promptly advise Parent in reasonable detail of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its Subsidiaries or acquisition of any capital stock or any material portion of the assets of the Company or its Subsidiaries, or any combination of the foregoing (an "Acquisition Transaction"), including identifying the offeror and the terms of any proposal relating to an Acquisition Transaction. The Company shall promptly advise Parent of any material development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Neither the Company nor any of its Subsidiaries shall provide any non-public information to any third party (other than Parent, Purchaser or any of their respective affiliates or advisors) without having entered into a customary confidentiality agreement with respect to such information.

            Section 6.3. Access to Information. Between the date hereof and the consummation of the Offer and/or Effective Time, as the case may be, the Company will give Parent and Purchaser and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and properties and to all books and records of the Company and its Subsidiaries, will permit Purchaser to make such inspections as Purchaser reasonably request and will cause the Company's officers and those of its Subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries as Purchaser may from time to time reasonably request. The Company shall furnish promptly to Parent and Purchaser a copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of federal or state or foreign securities Laws.

            Section 6.4.   Additional Agreements; Reasonable Efforts.

            (a) Upon the terms and subject to the conditions of this Agreement, each of Parent, Purchaser and the Company agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the satisfaction of the other parties' conditions to the consummation of the Offer or the Merger, and (iii) contesting any legal proceeding challenging the Merger, and (iv) the execution of any additional instruments, including the Articles of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use reasonable best efforts to cause the Effective Time to occur as soon as practicable after the stockholder vote, if any, with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use reasonable best efforts to take all such necessary action. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to delay materially the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Offer or the Merger.

            (b) Each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated hereby. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its best efforts to effect such transfers.

            (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Purchaser to (i) enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring Purchaser to hold separate or divest, or to restrict the dominion or control of Purchaser or any of its affiliates over, any of the assets, properties or businesses of Purchaser, its affiliates or the Company, in each case, as in existence on the date hereof, or (ii) defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

            (d) Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, shall not, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to, take any action that would result in
(i) any representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement becoming untrue, or
(ii) any of the conditions to the Merger set forth in Article VII or Annex I not being satisfied.

            Section 6.5. Consents. Parent, Purchaser and the Company each will use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated hereby.

            Section 6.6. Public Announcements. Parent, Purchaser and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, as determined in good faith by Purchaser or the Company, as the case may be.

            Section 6.7.   Indemnification.

            (a) The Surviving Corporation agrees that all rights to indemnifi-cation or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective certificates or articles of incorporation or by-laws or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective

Time shall survive the Effective Time and shall continue in full force and effect. To the maximum extent permitted by Law, such indemnification shall be mandatory rather than permissive, and the Company or the Surviving Corporation, as the case may be, shall advance expenses in connection with such indemnification.

            (b) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each Person who is now or who becomes prior to the Effective Time a director of the Company against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages, liabilities and, subject to the proviso of the next succeeding sentence, amounts paid in settlement, to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage, liability, or settlement (whether or not arising before the Effective Time), (i) Parent and the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the director seeking indemnification pursuant to this Section 6.7(b), which counsel shall be reasonably satisfactory to Parent and the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such directors upon request reimbursement of documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether such directors' conduct complies with the standards set forth in the MGBCL and the Company's articles of incorporation and by-laws shall be made by independent counsel mutually acceptable to Parent, the Surviving Corporation and such directors; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The directors seeking indemnification pursuant to this Section 6.7(b) as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to a director, under applicable standards of professional conduct, a conflict on any significant issue between positions of such director and any other director seeking indemnification pursuant to this
Section 6.7(b).

            (c) The Surviving Corporation, shall maintain in effect for not less than six (6) years from the Effective Time, the policies of the directors' and officers' liability and fiduciary insurance most recently maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Effective Time to the extent available.

            (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or any substantial portion of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such party assume the obligations of such party as contemplated by this Section 6.7.

            Section 6.8. Employee Benefit Arrangements. (a) The Company will not take any action which could prevent or impede the termination of the Stock Plans and any other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company in each case effective prior to the Effective Time. The Company, as instructed by Parent, shall take all steps necessary or appropriate so that as of the Effective Time, each person who holds a Stock Option that is cancelled pursuant to Section 2.9(a) shall receive in substitution therefor, in accordance with the provisions of the Stock Plans, an incentive compensation award to replace such Stock Option (a "Replacement Award"), on terms and conditions consistent with those set forth in Section 6.8 of the Company Disclosure Schedule, with such changes as the parties may mutually agree.

            (b) Subject to Section 6.8(c), Purchaser and the Company and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and other commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the Company or its Subsidiaries; provided, however, that this undertaking shall not prevent Parent, Purchaser or the Company or its Subsidiaries from enforcing or complying with any such commitments in accordance with its terms, including, exercising any right permitted thereunder or under applicable law to amend, modify, suspend, revoke or terminate any such commitment in whole or in part. Any workforce reductions carried out following the Effective Time by Parent or the Company or any of its Subsidiaries with respect to employees of the Company and its Subsidiaries shall be carried out in accordance with all laws and regulations governing the employment relationship and termination thereof, including the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder and any analogous state or local law.

            (c) Each of the Company Employee Benefit Plans (other than the Stock Plans) in effect as of the date hereof shall be maintained in effect with respect to the employees or former employees of the Company and its Subsidiaries who are covered by any such Company Employee Benefit Plan immediately prior to the Effective Time (the "Affiliated Employees") until Parent, Purchaser or the Company or its Subsidiaries otherwise determines after the Effective Time; provided, however, that nothing herein contained shall limit any right contained in any such Company Employee Benefit Plan or under applicable law to amend, modify, suspend, revoke or terminate any such Company Employee Benefit Plan; and provided, further, however, that Parent, Purchaser or the Company or their Subsidiaries shall cause the Affiliated Employees to be provided with employee benefits for a period of not less than one year following the Effective Time which are no less favorable in the aggregate than those provided to similarly situated employees of Parent and its Affiliates. Without limiting the foregoing, with respect to any benefit plan established to replace any Company Employee Benefit Plan (other than the Stock Plans) (each such plan, a "New Plan"), each participant in any such Company Employee Benefit Plan shall receive credit for purposes of eligibility to participate and vesting under such New Plan for service credited for the corresponding purpose under such Company Employee Benefit Plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit or cause any such Company Employee Benefit Plan or New Plan to fail to comply with the applicable provisions of the Code or ERISA.

            (d) With respect to any New Plan which is a welfare benefit plan, other than limitations, exclusions or waiting periods that are already in effect with respect to Affiliated Employees and that have not been satisfied as of the Effective Time, such New Plan shall waive all limitations to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements and provide each Affiliated Employee with full credit for co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements applicable to the same calendar year under such New Plan.

            Section 6.9. Notification of Certain Matters. Parent, Purchaser and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

            Section 6.10. State Takeover Laws. Prior to the Effective Time, the Company shall, upon the request of Purchaser, take all reasonable steps to assist in any challenge by Purchaser to the validity or applicability of any state takeover Law to the transactions contemplated by this Agreement, including the Offer and the Merger.

            Section 6.11. Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense of any stockholder litigation against the Company and/or its officers and directors relating to the transactions contemplated hereby.

            Section 6.12. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby, including the Merger.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Parent, Purchaser and the Company to consummate the Merger and the transactions contemplated hereby are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

            (a) Stockholder Approval. The Company shall have obtained the necessary approval of this Agreement by the holders of at least two-thirds of the outstanding Common Shares entitled to vote on the matter; provided, however, that no vote of the Company stockholders shall be necessary if Parent shall acquire, pursuant to the Offer, the Threshold Number of Common Shares.

            (b) Purchase of Common Shares. Purchaser shall have accepted for payment Common Shares pursuant to the Offer in accordance with the terms hereof.

            (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any Law or ruling of a court of competent jurisdiction or any Governmental Entity, and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Common Shares illegal. Each party agrees that, in the event that any such Law shall have been enacted, entered, promulgated or enforced, such party shall use its reasonable best efforts to cause such Law to be complied with, lifted or vacated, subject to the limitations set forth in Section 6.4(c).

            Section 7.2. Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to effect the Merger are also subject to the satisfaction or waiver by Parent, at or prior to the Effective Time, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) as of the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier or different date, and except for changes contemplated or permitted by the terms hereof) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) would not, in the aggregate, be reasonably expected to have a Company Material Adverse Effect, and the Company shall have delivered to Parent a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, except for such non-performance as would not, in the aggregate, reasonably be expected to have either a Company Material Adverse Effect or prevent or prohibit consummation of the Merger, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

            (c) Termination of Stock Options. No holder of Stock Options or other options, warrants, rights or agreements will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any such Stock Option or other option, warrant, right or agreement.

            Section 7.3. Conditions to Obligations of the Company. The obli-gation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect," "material" or similar qualifications) as of the date of this

Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier or different date, and except for changes contemplated or permitted by the terms hereof) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect," "material" or similar qualifications) would not, in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, and Parent shall have delivered to the Company a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (b) Performance of Obligations of Parent. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for such non-performance as would not, in the aggregate, reasonably be expected to have either a Company Material Adverse Effect or prevent or prohibit consummation of the Merger, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            Section 7.4. Frustration of Closing Conditions. Neither Parent, Purchaser nor the Company may rely on the failure of any condition set forth in Sections 7.1 through 7.3 to be satisfied if such failure was caused solely by such party's own failure to use reasonable best efforts to consummate the Merger and the transactions contemplated hereby, as required by and subject to Section 6.4.


                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

            Section 8.1. Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time notwithstanding any requisite approval of this Agreement by the stockholders of the Company (with any termination by Parent also being an effective termination by Purchaser):

            (a) by mutual written consent of Parent and the Company;

            (b) by Parent or the Company if (i) the consummation of the Merger shall have been restrained, enjoined or prohibited by any Law or ruling of a court of competent jurisdiction or any Governmental Entity, or there shall have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Common Shares illegal; or
(ii) the Effective Time shall not have occurred on or before the date which is six months from the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by Parent if, due to an occurrence or circumstance which would result in a failure to satisfy any of the Tender Offer Conditions, Purchaser shall have (i) failed to commence the Offer within the time period prescribed in
Section 1.1(a), (ii) terminated the Offer without having accepted any Common Shares for payment thereunder, or (iii) failed to pay for Common Shares pursuant to the Offer by the date which is four months from the date hereof, unless, in each case, such failure to satisfy any of the Tender Offer Conditions shall have been caused by or resulted from a material breach of any of Parent's or Purchaser's representations, warranties or covenants;

            (d) by the Company if, due to an occurrence or circumstance which would result in a failure to satisfy any of the Tender Offer Conditions, Purchaser shall have (A) failed to commence the Offer within the time period prescribed in Section 1.1(a), (B) terminated the Offer without having accepted any Common Shares for payment or (C) failed to pay for Common Shares pursuant to the Offer by the date which is four months from the date hereof, unless, in each case, such failure to satisfy any of the Tender Offer Conditions shall have been caused by or resulted from a material breach of any of the Company's representations, warranties or covenants;

            (e) by the Company if, prior to the purchase of Common Shares pursuant to the Offer in accordance with the terms of this Agreement, the Special Committee approves or recommends another offer or an agreement to effect a proposal made by a third party (other than an affiliate of Parent) to effect an Acquisition Transaction having terms which the Special Committee has determined in good faith (i) based upon the advice of a nationally recognized investment banker, to be more favorable to the Company and its Stockholders (other than Parent and Purchaser) than the Offer and the Merger and (ii) based upon the advice from its outside counsel, that failure to approve such third party proposal and terminate this Agreement would constitute a breach of fiduciary duties of the Special Committee under applicable Law;

            (f) by Parent if the Special Committee (i) shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of Parent) to effect an Acquisition Transaction or (iii) shall have resolved to effect any of the foregoing;

            (g) by Parent if the Minimum Condition (as defined in Annex I) shall not have been satisfied by the initially scheduled expiration date of the Offer and on or prior to such date any Person (other than Parent or Purchaser or any affiliate thereof) shall have made a proposal or public announcement or communication to the Company with respect to an Acquisition Transaction; or

            (h) by Parent or by the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), as the case may be, in the event of any of
(A) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 7.2(a) or 7.3(a), as the case may be), which breach cannot be or has not been cured within 20 business days after the giving of written notice to the breaching party of such breach;
(B) a material breach by the other party of any of the obligations or agreements contained herein, which breach cannot be or has not been cured within 20 business days after the giving of written notice to the breaching party of such breach; or (C) a Company Material Adverse Effect exists (in which case

Parent may terminate this Agreement) or a Parent Material Adverse Effect exists (in which case the Company may terminate this Agreement).

            Section 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2 and Section 9.9, which shall survive any such termination. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement.

            Section 8.3. Amendment. Subject to applicable Law, this Agreement may be amended by action taken by the Company, Parent and Purchaser at any time before or after approval of this Agreement by the stockholders of the Company (if required by applicable Law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

            Section 8.4. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1. Nonsurvival of Representations and Warranties. The representations, warranties and covenants made herein shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 2.3, Section 2.9, Article III, Section 6.7 and Section 6.8 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

            Section 9.2. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) shall not be assigned by operation of Law or otherwise; provided, however, that Purchaser may assign any or all of its rights and obligations under this Agreement to any Subsidiary or affiliate of Purchaser, but no such assignment shall relieve Purchaser or Parent of its obligations hereunder if such assignee does not perform such obligations.

            Section 9.3. Validity. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible in the circumstances, and the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, shall be enforced to the greatest extent permitted by applicable Law. The provisions of this Agreement are thus agreed to be severable.

            Section 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

            (a)  If to Metropolitan Life Insurance Company or CC Merger Sub
                 Inc.:

                  Metropolitan Life Insurance Company
                  One Madison Avenue
                  New York, New York  10010
                  Attention: Terence Lennon
                  Facsimile Number:  (212) 251-1664

            With a copy, which will not constitute notice, to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Adam O. Emmerich, Esq.
                  Facsimile Number:  (212) 403-2234

            (b)  If to Conning Corporation:

                  Conning Corporation
                  700 Market Street
                  St. Louis, Missouri  63101
                  Attention:  John A. Fibiger
                  Facsimile Number:  (314) 444-0726

            With copies, which will not constitute notice, to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Allen I. Isaacson, P.C.
                  Facsimile Number:  (212) 859-8587

                  and

                  Paul, Hastings, Janofsky & Walker LLP
                  399 Park Avenue

                  New York, New York 10022-4697
                  Attention:  Thomas L. Fairfield, Esq.
                  Facsimile Number:  (212) 319-4090

            Section 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the federal and state courts in the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

            Section 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 9.8. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 9.9. Fees and Expenses. Whether or not the Merger is con-summated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the Merger shall be paid by the party incurring such expenses.

            Section 9.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, provided, that this
Section 9.10 shall have no force and effect from and after the termination of this Agreement in accordance with Section 8.1.

            Section 9.11. Interpretation; Absence of Presumption. (a) For the purposes hereof, (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (2) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (3) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or unless otherwise specified, (4) the word "or" shall not be exclusive, (5) provisions shall apply, when appropriate, to successive events and transactions, and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

            (b) This Agreement shall be construed without regard to any pre-sumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    Metropolitan Life
                                       Insurance Company


                                    By:   /s/ Gary A. Beller
                                       ------------------------------------
                                       Name:  Gary A. Beller
                                       Title: Senior Executive Vice President
                                                and General Counsel


                                    CC MERGER SUB INC.


                                    By:   /s/ Gary A. Beller
                                       ------------------------------------
                                       Name:  Gary A. Beller
                                       Title: President


                                    CONNING CORPORATION


                                    By:   /s/ Arthur C. Reeds, III
                                       ---------------------------
                                       Name:  Arthur C. Reeds, III
                                       Title: Chairman, President & Chief
                                                Executive Officer

                                     ANNEX I

                             CONDITIONS TO THE OFFER

            THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") TO WHICH THIS ANNEX I IS ATTACHED.

            Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC) pay for, and may delay the acceptance for payment of, any Common Shares and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, unless (i) there shall be validly tendered and not properly withdrawn prior to the expiration date for the Offer, as it may be extended in accordance with the Offer (the "Expiration Date") that number of Common Shares which, when aggregated with the number of Common Shares currently beneficially owned by Parent, represents at least two-thirds of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase (the "Minimum Condition"), and (ii) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment for Common Shares, none of the following conditions exists or shall have occurred and remain in effect:

            (a) there shall be pending any Action by any Governmental Entity, or any Law proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer, (i) seeking to or which does prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's or any of its Subsidiaries' businesses or assets, or to compel Parent or Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or Purchaser and their respective Subsidiaries, in each case taken as a whole, (ii) seeking to or which does make the acceptance for payment of, or the payment for, some or all of the Common Shares illegal or otherwise prohibiting, restricting or significantly delaying consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company or Purchaser any damages that are material in Parent's view in relation to the Company and its Subsidiaries as taken as a whole, (iii) seeking to or which does impose material limitations on the ability of Purchaser, or render Purchaser unable, to acquire or hold or to exercise effectively all rights of ownership of the Common Shares, including, the right to vote any Common Shares purchased by Purchaser on all matters properly presented to the stockholders of the Company, or effectively to control in any material respect in Parent's view the business, assets or operations of the Company, its Subsidiaries or Purchaser or any of their respective affiliates,
            (iv) seeking to or which does impose circumstances under which the purchase or payment for some or all of the Common Shares pursuant to the Offer and Merger could reasonably be expected to have a Purchaser Material Adverse Effect, or (v) which otherwise would reasonably be expected to have a Company Material Adverse Effect; or

            (b) there shall have occurred any change that would reasonably be expected to constitute a Company Material Adverse Effect; or

            (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, Inc. or The Nasdaq Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war or other international or national calamity directly or indirectly involving the United States, (iv) any mandatory limitation by any U.S. governmental authority or agency that would reasonably be expected to have a material adverse affect on the extension of credit by banks or other financial institutions, or (v) in the case of any of the foregoing, existing at the date of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

            (d) the Merger Agreement shall have been terminated in accordance with its terms; or

            (e)(i) the Special Committee shall have withdrawn, changed or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser or Parent his approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have adopted any resolution to effect any of the foregoing, (ii) the Special Committee shall have recommended any proposal other than this Agreement in respect of an Acquisition Proposal, (iii) the Special Committee shall have continued discussions with any third party concerning an Acquisition Proposal for more than ten (10) business days after the date of receipt of such Acquisition Proposal, or (iv) an Acquisition Proposal that is publicly disclosed and that contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) shall have been commenced, publicly proposed or communicated to the Company and the Special Committee shall not have rejected such proposal within ten
            (10) business days of the earlier to occur of (A) the Company's receipt of such Acquisition Proposal and (B) the date such Acquisition Proposal first becomes publicly disclosed; or

            (f) not all consents, permits and approvals of Governmental Entities and other Persons set forth in Section 4.6 of the Company Disclosure Schedule shall have been obtained without material adverse conditions attached and material expenses imposed on the Company or any of its Subsidiaries; or

            (g) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) as of the date of the Merger Agreement or on and as of the Expiration Date as though made on and as of the Expiration Date (except to the extent any such representation or warranty expressly speaks as of an earlier or different date, and except for changes contemplated or permitted by the terms hereof) except, in either case, where the fail-ure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) would not, in the aggregate, be reasonably likely to have a Company Material Adverse Effect; or

            (h) the Company shall not have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Expiration Date.

            The parties acknowledge that the Tender Offer Conditions set forth above in this Annex I are for the sole benefit of Parent and Purchaser, that Parent or Purchaser may assert the failure of any of the Tender Offer Conditions regardless of the circumstances (other than any circumstance arising solely by any action or inaction by Parent or Purchaser) giving rise to any such failure, that the Company shall not assert the failure of, or waive, any such condition without the prior written consent of Parent and Purchaser, and that if Parent or Purchaser elects to waive any such condition to the Offer (which Parent or Purchaser may do in whole or in part at any time and from time to time), the Company shall cooperate and comply with such election. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

            Should the Offer be terminated pursuant to any of the foregoing provisions, all tendered Common Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.







                                      I-3